UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024 (May 31, 2024)

PATRIA LATIN AMERICAN OPPORTUNITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41321	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Nexus Way, 4th Floor, Camana Bay, PO Box 757, Grand Cayman	KY1-9006
(Address of Principal Executive Offices)	(Zip Code)

+1 345 640 4900

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PLAOU	The Nasdaq Stock Market LLC
Class A ordinary shares, included as part of the units	PLAO	The Nasdaq Stock Market LLC
Redeemable warrants, included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLAOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alexandre Teixeira de Assumpção Saigh as director

On May 31, 2024, Mr. Alexandre Teixeira de Assumpção Saigh resigned from the board of directors of Patria Latin American Opportunity Acquisition Corp. (the “Company”), effective immediately. Mr. Alexandre Teixeira de Assumpção Saigh’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of José Augusto Gonçalves de Araújo Teixeira as director

On May 31, 2024, the board of directors of the Company appointed the Company’s Chief Executive Officer, Mr. José Augusto Gonçalves de Araújo Teixeira, as a director of the Company to fill the vacancy resulting from the resignation of Mr. Alexandre Teixeira de Assumpção Saigh, effective immediately, to serve in such capacity for the remainder of the full term of Mr. Alexandre Teixeira de Assumpção Saigh’s former position.

In addition to his appointment as director, José Augusto Gonçalves de Araújo Teixeira is our Chief Executive Officer. Mr. Teixeira is a Partner of Patria Investments Limited, where he currently serves as a member of its Management Committee and as Head of Marketing and Products. Mr. Teixeira is primarily responsible for Patria’s Global Product & Marketing strategy and development as well as for leading distribution efforts in Brazil. Previously, Mr. Teixeira served as the Head of Marketing and Investor Relations for Private Equity products between 2013 and 2020. From 2005 to 2013, Mr. Teixeira was fully dedicated to Anhanguera Educacional, Patria’s flagship investment in Education, where he held various senior positions: he served as Chief Financial Officer between 2011 and 2013, including oversight over the company’s robust M&A program; Investor Relations Officer between 2007 and 2013; Strategic, Commercial and Financial Planning Director between 2007 and 2011; and Financial Planning Manager between 2005 and 2007. Prior to the investment in Anhanguera, Mr. Teixeira focused on the development of Patria Investments Limited’s post-secondary Education thesis and worked at Anhembi-Morumbi University. Prior to joining Patria in 2004, Mr. Teixeira worked with the Latin American Research Sales team at Goldman Sachs in New York. Mr. Teixeira holds a bachelor’s degree in Political Science and Economics from Amherst College.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2024

PATRIA LATIN AMERICAN OPPORTUNITY ACQUISITION CORP.

By:	/s/ José Augusto Gonçalves de Araújo Teixeira
José Augusto Gonçalves de Araújo Teixeira
Chief Executive Officer

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